UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 3, 2021, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which: (i) reported our unaudited results for the third quarter of fiscal 2021; (ii) provided guidance for the fourth quarter of fiscal 2021; (iii) provided guidance for fiscal 2021; (iv) directed listeners to an investor presentation published on our website; (v) provided an update on the status of our quarterly cash dividend program; and (vi) announced a new share repurchase authorization.

The conference call included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted gain on sale of distribution centers; (iv) adjusted gain on sale of distribution centers rate; (v) adjusted operating profit; (vi) adjusted operating profit rate; (vii) adjusted income tax expense; (viii) adjusted effective income tax rate; (ix) adjusted net income; and (x) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”)) the following items for the periods noted:

Item	Fiscal 2020 Third Quarter Year-to-Date	Fiscal 2020 Full Year
After-tax adjustment for gain on sale of distribution centers of $341.9 million, or $8.66 per diluted share	X
After-tax adjustment for gain on sale of distribution centers of $341.9 million, or $8.75 per diluted share		X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1), the transcript of our December 3, 2021 conference call (Exhibit 99.2), and an investor presentation on our results for the third quarter of fiscal 2021 (Exhibit 99.3), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1, 99.2 and 99.3 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01    Other Events.

On December 3, 2021, the Company announced that our Board of Directors authorized the repurchase of up to $250 million of our common shares. The repurchase authorization commences on December 8, 2021 and has no scheduled termination date. We expect the purchases to be made from time to time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. On December 3, 2021, the Company issued a press release announcing that our Board of Directors declared a quarterly cash dividend on December 1, 2021 for the fourth quarter of fiscal 2021 of $0.30 per common share payable on December 29, 2021 to shareholders of record as of the close of business on December 15, 2021. This press release is filed herewith as Exhibit 99.4 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results, share repurchase authorization, and guidance dated December 3, 2021.

	99.2	Big Lots, Inc. conference call transcript dated December 3, 2021.

	99.3	Big Lots, Inc. investor presentation on our results for the third quarter of fiscal 2021 dated December 3, 2021.

	99.4	Big Lots, Inc. press release on dividend declaration dated December 3, 2021.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 6, 2021	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary